EXHIBIT 4.10

                           NeoMedia Technologies, Inc.

                                  Exhibit 4.10

                        1998 Stock Option Plan as Amended

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                           NEOMEDIA TECHNOLOGIES, INC.

                        1998 STOCK OPTION PLAN AS AMENDED

1.            PURPOSE OF THE PLAN

              This Stock Option Plan (the "Plan") is intended as an incentive to key employees, consultants and directors of NeoMedia Technologies, Inc. (the "Company") and its subsidiaries. The purpose of the Plan is to assist the Company in retaining its employees with a high degree of training, experience and ability, to attract new employees and consultants whose services are considered unusually valuable and to provide stock ownership opportunities to the members of the Board of Directors of the Company who are not employees of the Company or a subsidiary ("Nonemployee Directors").

2.            GENERAL PROVISIONS

              2.1      Definitions

              As used in the Plan:

              (a) "Board of Directors" means the Board of Directors of the Company.

              (b) "Code" means the Internal Revenue Code of 1986, including any and all amendments thereto.

              (c) "Committee" means the options committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2.

              (d) "Common Stock" means the Company's Common Stock, $.01 par value.

              (e) "Participant" means a person to whom a Stock Option has been granted under the Plan.

              (f) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

              (g)      "Stock Option" means an option granted under the Plan.

              (h) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total voting power of all classes of stock in one of the other corporations in such chain.

              2.2      Administration of the Plan

              (a) The Plan shall be administered by the Committee which shall at all times consist of two (2) or more persons, each of whom shall be a member of the Board of Directors. Each member of the Committee shall be a disinterested person (as such term is defined in Rule 16b-3). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

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              (b)      The Committee shall have the full power, subject to and
                       within the limits of the Plan, to: (i) interpret and administer the Plan, and Stock Options granted under it;
                       (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Stock Options shall be granted and the number of Stock Options to be granted to any person; (iv) determine the terms of Stock Options granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provision of the Plan or of any Stock Option shall be final, binding and conclusive. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the disinterested administration of the Plan as required in Rule 16b-3.

              (c) The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one (1) or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

              (d) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

              2.3      Effective Date

              The Plan shall become effective upon its adoption by the Board of Directors, and Stock Options may be granted upon such adoption and from time to time thereafter, subject, however, to approval of the Plan by affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at an annual meeting of the shareholders of the Company or at a special meeting of the shareholders of the Company expressly called for such purposes, or any adjournments thereof, within 12 months after the adoption of the Plan by the Board of Directors. If the Plan is not approved at such annual or special meeting or at any adjournments thereof, this Plan and all Stock Options previously granted thereunder shall become null and void.

              2.4      Duration

              If approved by the shareholders of the Company, as provided in
Section 2.3, unless sooner terminated by the Board of Directors, this Plan shall remain in effect for a period of ten (10) years following its adoption by the Board of Directors.

              2.5      Shares Subject to the Plan

              The maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan shall be 8,000,000. The Stock Options shall be subject to adjustment in accordance with Section 5, as appropriate, and shares to be issued upon exercise of Stock Options may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or is terminated, canceled or surrendered for any reason

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without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options under the Plan.

              2.6      Amendments

              The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors, provided however, that without the approval of NeoMedia's stockholders, no amendment shall be made which (i) increases the maximum number of shares of Common Stock which may be subject to stock options granted under the Plan, except for specified adjustment provisions, (ii) extends the term of the Plan, (iii) increases the period during which a stock option may be exercised beyond ten years from the date of the grant, (iv) materially increase the benefits accruing to participants under the Plan, (v) materially modifies the requirements as to eligibility for participation in the Plan, or (vi) will cause stock options granted under the Plan to fail to meet the requirements of Rule 16b-3. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable. Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant, affect such Participant's rights under any Stock Options previously granted to such Participant.

              2.7      Participants and Grants

              Stock Options may be granted by the Committee to (i) directors, officers and other full-time salaried employees of the Company and its Subsidiaries with managerial, professional or supervisory responsibilities and
(ii) consultants and advisors who render bona fide services to the Company and its Subsidiaries, in each case, where the Committee determines that such officer, employee, consultant or advisor has the capacity to make a substantial contribution to the success of the Company. The Committee may grant Stock Options to purchase such number of shares of Common Stock (subject to the limitations of Sections 2.5) as the Committee may, in its sole discretion, determine. In granting Stock Options under the Plan, the Committee, on an individual basis, may vary the number of Stock Options as between Participants and may grant Stock Options to a Participant in such amounts as the Committee may determine in its sole discretion.

3.            STOCK OPTIONS

              3.1      General

              All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Participant to whom granted, which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine.

              3.2      Price

              The purchase price per share of Common Stock subject to a Stock Option shall be determined by the Committee which may be less than the fair market value on the date of grant.

              3.3      Period

              The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

              3.4      Exercise

              Stock Options may be exercisable at such time or times as the Committee shall specify when granting the Stock Options subject to satisfaction of all conditions for exercise recited herein and in the Option Agreement. Without limiting the foregoing, the Stock Options may not be exercised unless the Participant at the time of such

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exercise shall have been in continuous employ of, or relationship with, the
Company up to the date of exercise, subject to the other provisions herein.

              Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such shares.

              3.5      Payment

              The purchase price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as contemplated by Section 6.1, may be paid:

              (a) In United States dollars in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

              (b) By the delivery by the Participant to the Company of whole "mature" shares of Common Stock ("mature shares" being defined as those having been owned and held by the Participant for a period equal to or in excess of six months) having an aggregate fair market value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised; or

              (c)      By a combination of both (a) and (b) above.

The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

              3.6      Termination of Employment or Other Relationship

              (a) In the event a Participant's employment by, or relationship with, the Company shall terminate for any reason other than those reasons specified in Sections 3.6(b), (c), (d), (e) or (g) hereof while such Participant holds Stock Options granted under the Plan, then all rights of any kind under any outstanding Option held by such Participant which shall not have previously lapsed or terminated shall expire immediately.

              (b) If a Participant's employment by, or relationship with, the Company or its Subsidiaries shall terminate as a result of such Participant's total disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall be exercisable by such Participant for a period of one year after termination but only to the extent the Option is otherwise exercisable during that period. For purposes of the foregoing sentence, "total disability" shall mean permanent mental or physical disability as determined by the Committee.

              (c) In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall be exercisable by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, for a period of one year after such Participant's death but only to the extent the Option is otherwise exercisable during that period.

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              (d)      In the case of a Participant who is an employee of the
                       Company, if a Participant's employment by the Company shall terminate by reason of such Participant's retirement in accordance with Company policies, each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall be exercisable for a period of three
                       (3) months after termination, but only to the extent the Option is otherwise exercisable during that period.

              (e) In the event the Company terminates the employment of a Participant who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the two (2) year period immediately preceding such termination, for any reason except "good cause" (hereafter defined) and except upon such Participant's death, total disability or retirement in accordance with Company policies, each Stock Option held by such Participant (which has not previously lapsed or terminated and which has been held by such Participant for more than six (6) months prior to such termination) shall be exercisable for a period of three (3) months after such termination, but only to the extent the Option is otherwise exercisable during that period. A termination for "good cause" shall be deemed to have occurred only if the Participant in question (i) is terminated by written notice for dishonesty, because of his conviction of a felony, or because of his violation of any material provision of any employment or other agreement, written or oral, with the Company or any of its Subsidiaries, or (ii) shall voluntarily resign or terminate his employment with the Company or any of its Subsidiaries under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or any of its Subsidiaries, or (iii) shall have committed an act of dishonesty not discovered by the Company or any of its Subsidiaries prior to the cessation of his employment with the Company or any of its Subsidiaries, but which would have resulted in his discharge if discovered prior to such date, or (iv) shall, either before or after cessation of his employment with the Company or any of its Subsidiaries, without the written consent of the Company or any of its Subsidiaries, use (except for the benefit of the Company or any of its Subsidiaries) or disclose to any other person any confidential information relating to the continuation or proposed continuation of the business or any trade secrets of the Company of any of its Subsidiaries obtained as a result of or in connection with such employment.

              (f) Notwithstanding the foregoing, if at any time after termination a Participant engages in "detrimental activity" (as hereinafter defined), the Committee in its discretion may cause the Participant's right to exercise such option to be forfeited. If an allegation of detrimental activity by a Participant is made to the Committee, the exercisability of the Participant's options will be suspended for up to two months to permit the investigation of such allegation. For purposes of this section, "detrimental activity" means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its Subsidiaries, including but not limited to situations where such Participant: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any Subsidiaries,
                       (2) enters into employment with a competitor under circumstances suggesting that such Participant will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) is convicted by a court of competent jurisdiction of any felony or a crime involving moral turpitude, (4) uses information obtained during the course of his or her employment for his or her own purposes, such as for the solicitation of business, (5) is determined to have engaged (whether or not prior to termination due to retirement) in either gross misconduct or criminal activity harmful to the Company, or (6) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries.

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              (g)      In the case of Stock Options granted to a nonemployee
                       director who ceases to be a member of the Board of Directors, such Stock Options then held by such individual shall be exercisable within one year after such termination of service.

              3.7      Effect of Leaves of Absence

              It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or any of its Subsidiaries. In case of such leave of absence, the employment relationship shall be deemed to have continued until the later of (i) the date when such leave shall have lasted ninety (90) days in duration, or (ii) the date as of which the Participant's right to employment shall have no longer been guaranteed either by statute or contract.

4.            ASSIGNABILITY OF STOCK OPTIONS

              Stock Options granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of intestate succession, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Otherwise, Stock Options granted under this Plan shall be exercisable during the lifetime of the Participant only by the Participant for his or her individual account, and no purported assignment or transfer of such Stock Options thereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Stock Options thereunder shall terminate and become of no further effect.

5.            REORGANIZATION AND RECAPITALIZATION OF THE COMPANY

              (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

              (b) Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Stock Options granted hereunder.

              (c) If, and whenever, prior to the delivery by the Company or a Subsidiary of all of the shares of Common Stock which are subject to the Stock Options or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, the number of shares subject to the Plan shall be proportionately adjusted and the number of shares with respect to which Stock Options granted hereunder may thereafter be exercised shall:


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                       (i)  in the event of an increase in the number of
                            outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share shall be proportionately reduced; and

                       (ii) in the event of a reduction in the number of
                            outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share shall be proportionately increased.

              (d) If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Stock Options granted hereunder, the Participant shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Stock Options shall then be exercisable the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the Participant had been the holder of record of the number of shares of Common Stock of the Company equal to the number of shares as to which such Stock Options shall be exercisable. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation, the Committee shall have the right to make all outstanding options vest and be exercisable immediately, by giving notice to each holder thereof or his or her personal representative and by permitting the exercise for a period not to exceed ninety (90) days from the date of such determination by the Committee. Upon liquidation or dissolution of the Company, all outstanding options shall be cancelled.

6.            MISCELLANEOUS PROVISIONS

              6.1      Withholding

              The Company's obligations under this Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Stock Option may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

              6.2      Compliance with Law and Approval of Regulatory Bodies

              No Stock Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of the NASDAQ Small Cap Market and of all other domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the exercise of a Stock Option by a person or estate acquiring the right to exercise the Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

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              6.3      No Right to Employment

              Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefore, to the same extent as might have been done if the Plan had not been adopted.

              6.4      Exclusion from Pension Computations

              By acceptance of a grant of a Stock Option under the Plan, the Participant shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

              6.5      Abandonment of Options

              A Participant may at any time abandon a Stock Option prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. A Participant shall have no further rights with respect to any Stock Option so abandoned.

              6.6      Severability as to Rule 16b-3

              If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

              6.7      Interpretation of the Plan

              Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

              6.8      Use of Proceeds

              Funds received by the Company upon the exercise of Stock Options shall be used for the general corporate purposes of the Company.

              6.9      Construction of Plan

              The place of administration of the Plan shall be in the State of Florida, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Florida.

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